Exhibit 99.1

FOR IMMEDIATE RELEASE

Plug Closes Loan Guarantee from the U.S. Department of Energy

Loan guarantee supports Plug’s domestic hydrogen production plant buildout

Plug’s Graham, Texas, plant first beneficiary of loan guarantee

SLINGERLANDS, N.Y., JAN. 16, 2025 – Plug Power Inc. (NASDAQ: PLUG), a global leader in comprehensive hydrogen solutions for the green hydrogen economy, closed a $1.66 billion loan guarantee from the U.S. Department of Energy’s (DOE) Loan Programs Office (LPO).

“Finalizing this loan guarantee with the Department of Energy represents a significant step in the expansion of our domestic manufacturing and hydrogen production capabilities, which create many high-quality jobs throughout the U.S.,” said Plug CEO Andy Marsh. “In addition to reducing carbon emissions and enhancing the resilience of the U.S. energy grid, we believe the hydrogen economy aligns closely with national security interests, ensuring that the U.S. remains at the forefront of energy technology development and deployment on a global scale.”

The loan guarantee will help finance the construction of up to six projects to produce and liquify zero- or low-carbon hydrogen at scale throughout the United States. Plug’s Graham, Texas, green hydrogen plant, the first to benefit from this financing, will create hundreds of high-quality jobs. Powered by an adjacent wind farm, Plug’s green hydrogen production plant will utilize the company’s electrolyzer stacks manufactured at its factory in Rochester, N.Y., and its liquefaction and storage systems built at its facility in Houston.

The hydrogen economy is strengthening America’s energy independence, and securing U.S. leadership in clean energy innovation. Most importantly, the industry is a vital step toward bolstering the resilience of our energy grid and reducing reliance on foreign energy sources. By aligning with national security priorities, this initiative ensures the U.S. remains a global leader in cutting-edge energy technology and economic growth.

Plug’s current hydrogen generation network, with plants in Woodbine, Ga., Charleston, Tenn., St. Gabriel, LA has a liquid hydrogen production capacity of approximately 45 tons per day.

About Plug

Plug is building an end-to-end green hydrogen ecosystem, from production, storage, and delivery to energy generation, to help its customers meet their business goals and decarbonize the economy. In creating the first commercially viable market for hydrogen fuel cell technology, the company has deployed more than 69,000 fuel cell systems and over 250 fueling stations, more than anyone else in the world, and is the largest buyer of liquid hydrogen.

With plans to operate a green hydrogen highway across North America and Europe, Plug built a state-of-the-art Gigafactory to produce electrolyzers and fuel cells and is developing multiple green hydrogen production plants targeting commercial operation by year-end 2028. Plug delivers its green hydrogen solutions directly to its customers and through joint venture partners into multiple environments, including material handling, e-mobility, power generation, and industrial applications.

For more information, visit www.plugpower.com.

Safe Harbor

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug, including but not limited to statements about Plug’s expectation that the loan guarantee will support the construction of hydrogen at scale throughout the United States; the expectation that Plug’s hydrogen plants will be completed and result in the creation of jobs; the ability of Plug to satisfy the conditions under the loan guarantee and draw on the loan guarantee; the expectation that Plug will benefit from the loan guarantee and expand its domestic manufacturing and hydrogen production capabilities; and the expectation that Plug’s hydrogen plants will reduce carbon emissions, enhance the resiliency of the U.S. energy grid and strengthen America’s energy independence. You are cautioned that such statements should not be read as a guarantee of future performance or results as such statements are subject to risks and uncertainties. Actual performance or results may differ materially from those expressed in these statements as a result of various factors, including, but not limited to, the following: the risk that Plug’s ability to achieve its business objectives and to continue to meet its obligations is dependent upon its ability to maintain a certain level of liquidity, which will depend in part on its ability to manage its cash flows; the risk that the funding of its loan guarantee from the Department of Energy may be delayed and the risk that Plug may not be able to satisfy all of the technical, legal, environmental or financial conditions acceptable to the Department of Energy to receive the full loan guarantee; the risk that Plug may continue to incur losses and might never achieve or maintain profitability; the risk that Plug may not be able to raise additional capital to fund its operations and such capital may not be available to Plug on favorable terms or at all; the risk that Plug may not be able to expand its business or manage its future growth effectively; the risk that global economic uncertainty, including inflationary pressures, fluctuating interest rates, currency fluctuations, increase in tariffs, and supply chain disruptions, may adversely affect its operating results; the risk that Plug may not be able to obtain from its hydrogen suppliers a sufficient supply of hydrogen at competitive prices or the risk that Plug may not be able to produce hydrogen internally at competitive prices; the risk that delays in or not completing its product and project development goals may adversely affect its revenue and profitability; the risk that its estimated future revenue may not be indicative of actual future revenue or profitability; the risk of elimination, reduction of, or changes in qualifying criteria for government subsidies and economic incentives for alternative energy products, including the Inflation Reduction Act and its qualification to utilize the PTC; and the risk that Plug may not be able to manufacture and market products on a profitable and large-scale commercial basis. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Plug in general, see Plug’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Plug’s Annual Report on Form 10-K for the year ended December 31, 2023, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, as well as any subsequent filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Plug disclaims any obligation to update forward-looking statements except as may be required by law.

MEDIA CONTACT

Fatimah Nouilati
Allison
plugPR@allisonpr.com